Exhibit 97 THRYV HOLDINGS, INC. Clawback Policy Effective as of November 29, 2023 Section 1. Purpose This Clawback Policy (this “Policy”) has been adopted by the Board of Directors (the “Board”) of Thryv Holdings, Inc. (the “Company”) effective as of November 29, 2023. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Exchange Act Rule 10D-1 (“Rule 10D-1”) and with Nasdaq Stock Market LLC (“Nasdaq”) Rule 5608, and provides for the recoupment of certain Covered Compensation (as defined below). Section 2. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the “Committee”), in which case references herein to the Board shall be deemed references to the Committee. Subject to the provisions of this Policy, the Board shall make such determinations and interpretations and take such actions in connection with this Policy as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, binding and conclusive. Section 3. Definitions i. “Accounting Restatement” means a restatement of the Company’s financial statements due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including, a required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statement, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. ii. “Cause” shall, as of any applicable date of determination, have the meaning ascribed to such term in the agreement and/or plan governing the most recent equity (or other long- term incentive) award granted to the applicable Covered Employee. iii. “Covered Compensation” means any sign-on bonus, discretionary bonus, annual or long- term cash or equity incentive compensation. iv. “Covered Employee” means any current and former Executive Officers, and such other senior managers and above who may from time to time be deemed subject to the Policy by the Board or Committee.

v. “Detrimental Conduct” means a Covered Employee’s (i) commission of an act of fraud, misappropriation or embezzlement in the course of employment; (ii) commission of a criminal act, whether or not in the course of employment or in the workplace, that constitutes a felony (or substantial equivalent thereof in a non-U.S. jurisdiction) or any other serious crime involving moral turpitude, dishonesty, or fraud; (iii) material violation of a non-compete, non-solicitation, non-disparagement, or confidentiality agreement entered into with the Company or any of its subsidiaries or affiliates; (iv) material breach of the Company’s code of business conduct and ethics (the “Code”) that could give rise to dismissal under the Code; or (v) act or omission that could result in such Covered Employee’s termination for Cause. vi. “Excess Incentive Compensation” means the amount of Incentive Compensation received by the Covered Employee that exceeds the amount of Incentive Compensation that would have otherwise been received by the Covered Employee had it been determined based on the results of the Accounting Restatement, computed without regard to any taxes paid. vii. “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice- president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s parent(s) or subsidiaries shall be deemed to be an Executive Officer if they perform such policy making functions for the Company. viii. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, whether presented in or outside of the Company’s financial statements, any measure derived wholly or in part from such measures (including non-GAAP measures and other measures, metrics, and ratios that are non-GAAP measures). Stock price and total shareholder return are also Financial Reporting Measures for purposes of this Policy. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission. ix. “Incentive Compensation” means any Covered Compensation that is granted, earned, or vested based wholly or in part on the attainment of any Financial Reporting Measure. x. “Recovery Period” means the three (3) completed fiscal years immediately preceding the Required Accounting Restatement Date or, in the case of a recoupment due to Detrimental Conduct, the three (3) year period immediately preceding the later of the date on which a Covered Employee engaged in such Detrimental Conduct or the date on which the Committee discovers that such Covered Employee engaged in such Detrimental Conduct. In addition, the Recovery Period with respect to an Accounting Restatement shall include any transition period (that results from a change in the Company’s fiscal year) within or immediately following the aforementioned three (3) completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first of its new fiscal year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year.

xi. “Required Accounting Restatement Date” means the earlier to occur of: (i) the date the Board, a committee of the Board, or the officers of the Company authorized to take such action if the Board is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulatory agency, or other legally authorized body directs to the Company to prepare an Accounting Restatement. Section 4. Mandatory Recovery of Erroneously Award Incentive Compensation In the event the Company is required to prepare an Accounting Restatement, the amount to be recovered from the Covered Employee shall be the Excess Incentive Compensation paid or awarded to a Covered Employee during the Recovery Period. For purposes of calculating the Excess Incentive Compensation amount, Incentive Compensation will be deemed received by the Covered Employee during the Company’s fiscal period during which the Financial Reporting Measure specified in such Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. For any Incentive Compensation based on stock price or total shareholder return, where the amount of Excess Incentive Compensation is not subject to mathematical recalculations directly from the information in an Accounting Restatement, the Committee will make a determination as to the amount of Excess Incentive Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive Compensation was received. Notwithstanding anything herein to the contrary, recovery pursuant to this Section 4 shall apply only to Incentive Compensation received by an Executive Officer: (i) after beginning service as an Executive Officer; (ii) who served as an Executive Officer at any time during the performance period for that Incentive Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association and (iv) during the Recovery Period. Section 5. Recovery of Covered Compensation due to Detrimental Conduct In the event that the Committee determines that a Covered Employee has engaged in Detrimental Conduct that has caused material financial or reputational harm to the Company, regardless of whether such Detrimental Conduct results in an Accounting Restatement, the Committee may, in its discretion, seek to recover from such Covered Employee any Covered Compensation (including, for the avoidance of doubt, any Covered Compensation that is (A) subject to only time-based vesting conditions, (B) awarded solely at the discretion of the Board or the Committee or (C) earned based on subjective standards, key performance indicators or other strategic or operational measures) received by such Covered Employee during the Recovery Period. Section 6. Method of Recoupment The Board shall determine, in its sole discretion, the method of recovering or cancelling, as the case may be, Excess Incentive Compensation in the case of recoupment due to an Accounting Restatement pursuant to Section 4 or any Covered Compensation received by a

Covered Employee in the case of recoupment due to Detrimental Conduct pursuant to Section 5, which may include, without limitation, any one or more of the following: i. requiring reimbursement in cash of previously paid Excess Incentive Compensation in the case of recoupment due to an Accounting Restatement or any previously paid Covered Compensation in the case of recoupment due to Detrimental Conduct, as the case may be; ii. seeking the recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity or equity-based awards; iii. offsetting the Excess Incentive Compensation in the case of recoupment due to an Accounting Restatement or the amount of Covered Compensation subject to recovery in the case of recoupment due to Detrimental Conduct, as applicable, from any compensation otherwise owed by the Company to the Covered Employee; iv. cancelling outstanding vested or unvested equity awards; and/or v. taking any other remedial recovery action permitted by law, as determined by the Board. Section 7. Impracticability The Committee shall recover any Excess Incentive Compensation in accordance with this Policy unless the Committee, or in the absence of the Committee, a majority of the independent directors serving on the Board, concludes such recovery would be impracticable pursuant to and in accordance with Rule 10D-1 and Nasdaq Rule 5608. Section 8. Indemnification The Company shall not indemnify any Covered Employee, directly or indirectly, for any losses that such Covered Employee may incur in connection with the recovery of any compensation set forth in this Policy. Section 9. Other Recoupment Rights Any applicable employment agreement, award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. To the extent that any applicable law or stock market or exchange rules or regulations permit or require recovery of compensation in circumstances in addition to those specified herein, nothing in this Policy will be deemed to limit or restrict the right or obligation of the Company to recover such compensation to the fullest extent permitted or required by such law, rules or regulations. Section 10. Interpretation; Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to comply with the regulations adopted by the Securities and

Exchange Commission under Section 10D of the Exchange Act and with Nasdaq Rule 5608, or any successor regulations or rules. The Board may terminate this Policy at any time. Section 11. Enforceability If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Section 12. Successors This Policy shall be binding and enforceable against all Covered Employees and their beneficiaries, heirs, executors, administrators or other legal representatives.